EXHIBIT 99.2

PRESS RELEASE DATED OCTOBER 3, 2006

WK Corporate Finance Selected as Corporate Financial Advisor for Worldwide Strategies Incorporated (WWSI)

Denver, Colorado, October 3, - WK Corporate Finance LLP, (WKCF) (www.wkcorporatefinance.com) of Horsham, Sussex, U.K. has been selected to advise WWSI on the raising of funds to complete a series of acquisitions beginning with Innovation Software of Rochester, Kent, U.K. WKCF is the corporate finance arm of Wilkins Kennedy, a full service firm of Chartered Accountants and Business Advisors with significant expertise in the following areas:

–Corporate Finance	–Corporate – Individual Tax Planning US
–Reporting	–VAT
–International Tax	–Full Audit and Advisory Practice
–Audit	–Company Secretarial
–Consultancy	–Human Resources
–Tax Practice	–Payroll Services
–Corporate Tax U.K.- E.U.	–Litigation Support

James P. Samuels, CEO and Chairman of Worldwide Strategies Incorporated states, “Wilkins Kennedy has very significant depth in all the related areas necessary to ensure our future success. We are very pleased to have use of their expertise and council. It will make our tasks more manageable.”

Safe Harbor Statement

Certain information included in this release contains "forward-looking statements". The forward-looking statements may relate to financial results and plans for future business activities and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties.